UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2008

EMPIRE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 N. Green Valley Parkway, Suite 200, Henderson, NV		89074
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 990-3355

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On March 24, 2008, the Board of Directors of Empire Resorts, Inc (the “Company”) approved the entry into a rights agreement (the “Rights Agreement”) with Continental Stock Transfer & Trust Company, as rights agent (the “Rights Agent”).  To implement the purpose of the Rights Agreement, the Board of Directors of the Company authorized and declared a dividend distribution of one right (a “Right”) for each outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) to stockholders of record at the close of business on April 3, 2008 (the “Record Date”) and one Right for each share of Common Stock issued between the Record Date and the Distribution Date (as defined below).  Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share (a “Unit”) of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) at a purchase price of $20 per Unit, subject to adjustment (the “Purchase Price”).

Distribution Date/Exercisability

Initially, the Rights will be attached to all shares of Common Stock then outstanding and no separate certificates with respect to the Rights (“Rights Certificates”) will be distributed.  Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a “Distribution Date” will occur upon the earlier of (i) the close of business on the 10th business day after a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 20% or more of the outstanding shares of Common Stock (the “Stock Acquisition Date”), other than as a result of repurchases of stock by the Company, certain inadvertent actions by stockholders or the beneficial ownership by a person of 20% or more of the outstanding Common Stock as of March 24, 2008 (or if the 10th business day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date), or (ii) the close of business on the 10th business day (or such later date as the Board of Directors determines) after the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person, other than as a result of a Qualified Offer (as defined below).

Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.  Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Series A Preferred Stock will be issued.

The Rights are not exercisable until the Distribution Date and will expire upon the earlier of (i) 5:00 P.M., New York City time, on March 24, 2010, or such later date as may be established by the Board, (ii) the eleventh (11th) Business Day following the date, if any, upon which the Company stockholders have, at a meeting duly called and not subsequently postponed or adjourned, considered and failed to approve the Rights Agreement (an “Adverse Stockholder Determination”), if, and only if, the Company has failed to provide written notice to the Rights Agent of its intention to treat such Adverse Stockholder Determination as advisory within 10 business days of such Adverse Stockholder Determination (the date referred to in clause (i) or (ii), the “Final Expiration Date”), or (iii) the time at which the Rights are redeemed or exchanged as provided in the Rights Agreement (the earliest of (i), (ii) and (iii) being referred to herein as the “Expiration Date”).

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

Flip-In

In the event that a person becomes an Acquiring Person, except pursuant to a “Flip-Over” event, as described below, or an offer for all outstanding shares of Common Stock that the independent directors determine to be fair and not inadequate and to otherwise be in the best interests of the Company and its stockholders, after receiving advice from one or more investment banking firms (a “Qualified Offer”), then promptly following the later of the occurrence of such event and the Record Date, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right.  Notwithstanding any of the foregoing, following the occurrence of the event described in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.  However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

Flip-Over

In the event that, at any time following the Stock Acquisition Date (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation (other than with an entity that acquired the shares pursuant to a Qualified Offer), (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged, or (iii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) would thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.  The events set forth in this paragraph and in the preceding paragraph are referred to as the “Triggering Events.”

Exchange

At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding voting capital stock, the Board of Directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, for Common Stock at an exchange ratio of one share of Common Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

Adjustment

The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in the Rights Agreement.  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.  No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Preferred Stock on the last trading date prior to the date of exercise.

Redemption

At any time prior to the earlier of (i) the close of business on the 10th business day following the Stock Acquisition Date (or, if the Stock Acquisition Date has occurred prior to the Record Date, the close of business on the 10th business day following the Record Date), or (ii) the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors).  Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

Rights of Holders

Until a Right is exercised, the holder thereof, as such, will have no separate rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends in respect of the Rights.

Series A Preferred Stock

Because of the nature of the Series A Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth interest in the Series A Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

Tax Considerations

While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

Certain Anti-Takeover Effects

The Rights will not prevent a takeover of the Company. However, the Rights may cause substantial dilution to a person or group that acquires 20% or more of the outstanding Common Stock. The Rights however, should not interfere with any merger or other business combination approved by the Board of Directors of the Company.

Amendment

The Board of Directors of the Company may amend any of the provisions of the Rights Agreement prior to the Distribution Date.  After the Distribution Date, the Board of Directors may amend the provisions of the Rights Agreement in order to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement.  The foregoing notwithstanding, no amendment may be made at such time as the Rights are not redeemable except to cure any ambiguity or to correct or supplement any provision contained in the Rights Agreement which may be defective or inconsistent with any other provisions contained therein.

Further Information

The Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit B thereto the Form of Rights Certificate, is attached as Exhibit 1 to the Company’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on March 24, 2008, and is incorporated herein by reference.  The foregoing description does not purport to be complete and is qualified in its entirety by reference to the description of the Rights and the terms set forth in the Rights Agreement.

Item 3.03.                      Material Modification to Rights of Security Holders.

The information set forth in Items 1.01 and 5.03 is incorporated by reference.

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, on March 24, 2008 the Company filed a Certificate of Designations of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware. See the description set forth under “Item 1.01 Entry into a Material Definitive Agreement” for a more complete description of the rights and preferences of the Series A Junior Participating Preferred Stock. A copy of the Certificate of Designations of Series A Junior Participating Preferred Stock is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.                      Other Events.

On March 24, 2008, the Company issued a press release announcing the adoption of a stockholder rights plan. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.                      Financial Statement and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibits

3.1	Certificate of Designations of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on March 24, 2008.

*4.1	Rights Agreement, dated as of March 24, 2008, between Empire Resorts, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent.

99.1	Press release dated March 24, 2008.
                __________________________

* Incorporated by reference to the Company’s Registration Statement on Form 8-A, filed on March 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESORTS, INC.

Dated: March 24, 2008	By:	/s/ David P. Hanlon
Name: David P. Hanlon
Title: Chief Executive Officer